Exhibit 99.1

AeroVironment Announces Fiscal 2026 First Quarter Results

ARLINGTON, VA, September 9, 2025 — AeroVironment, Inc. (NASDAQ: AVAV) (“AeroVironment” or the “Company”) reported today financial results for the fiscal first quarter ended August 2, 2025.

First Quarter Highlights:

●	Successfully closed our acquisition of BlueHalo, which contributed $235.2 million of revenue in the first quarter
●	Record first quarter revenue of $454.7 million up 140% year-over-year; legacy revenue of $219.5 million up 16% year-over year
●	Record first quarter backlog of $1.1 billion and bookings of $399.0 million
●	Visibility of 82% to the midpoint of fiscal year 2026 revenue guidance range as of September 9, 2025

“As we complete the first quarter of our new fiscal year, we are excited by the continued strength across both our Autonomous Systems and Space, Cyber and Directed Energy segments with record revenue and backlog,” said Wahid Nawabi, AeroVironment chairman, president and chief executive officer. “With a broad and diversified portfolio of solutions, we are confident in our ability to deliver best-in-class solutions that are aligned to our customers’ highest priorities in all domains across air, land, sea, space and cyber.”

Nawabi continued, “AV is exceptionally well positioned to capture growing demand due to our innovative solutions and manufacturing capacity that can quickly scale to meet our customers’ expedited delivery timelines. Our continued strong results underscore our confidence in the future of AV, and we are optimistic about the growth opportunities that lie ahead as we redefine the future of defense.”

FISCAL 2026 FIRST QUARTER RESULTS

Revenue for the first quarter of fiscal 2026 was $454.7 million, an increase of 140% as compared to $189.5 million for the first quarter of fiscal 2025, due to higher product sales of $154.0 million and higher service revenue of $111.2 million. The acquisition of BlueHalo on May 1, 2025 contributed to $123.7 million and $111.5 million of the current quarter product and service revenue, respectively. From a segment standpoint, Autonomous Systems (“AxS”) recorded revenue of $285.3 million and Space, Cyber and Directed Energy (“SCDE”) recorded revenue of $169.4 million.

Gross margin for the first quarter of fiscal 2026 was $95.1 million, an increase of 17% as compared to $81.5 million for the first quarter of fiscal 2025, reflecting higher product margin of $8.9 million and higher service gross margin of $4.8 million. Gross margin in the fiscal 2026 first quarter was negatively impacted by $37.4 million of intangible amortization expense and other related non-cash purchase accounting expenses in the first quarter of fiscal 2026, as compared to $3.7 million in the first quarter of fiscal 2025. As a percentage of revenue, gross margin fell to 21% from 43%, primarily due to increased amortization and other non-cash purchase accounting expenses and an increase in the proportion of service revenue resulting from the BlueHalo acquisition.

Loss from operations for the first quarter of fiscal 2026 was $(69.3) million as compared to income from operations of $23.1 million for the first quarter of last fiscal year. The current quarter was negatively impacted by $79.7 million of intangible amortization and other related non-cash purchase accounting expenses in the first quarter of fiscal 2026 as compared to $4.8 million in the first quarter of fiscal 2025. The decrease year-over-year was primarily due to an increase in selling, general and administrative (“SG&A”) expense of $97.5 million, which includes an increase of $41.2 million of intangible amortization, an increase of $23.7 million of acquisition related expenses and incremental headcount resulting from our acquisition of BlueHalo, which closed on May 1, 2025, and an increase in research and development (“R&D”) expense of $8.5 million, partially offset by an increase in gross margin of $13.7 million.

Other loss, net, for the first quarter of fiscal 2026 was $15.1 million, as compared to $0.5 million for the first quarter of fiscal 2025. The increase year-over-year was primarily due to an increase in interest expense related to the term and revolver facility loans obtained in conjunction with the BlueHalo acquisition on May 1, 2025 and subsequently settled with proceeds from the issuances of convertible notes and equity in July 2025.

Benefit from income taxes for the first quarter of fiscal 2026 was $(15.2) million, as compared to provision for income taxes of $1.5 million for the first quarter of last fiscal year. The decrease year-over-year was primarily due to the loss before income taxes.

Net loss for the first quarter of fiscal 2026 was $(67.4) million, or $(1.44) per diluted share, as compared to net income of $21.2 million, or $0.75 per diluted share, in the prior-year period, respectively. The current quarter was negatively impacted by $79.7 million, or $1.34 per diluted share, of intangible amortization and other related non-cash purchase accounting expenses in the first quarter of fiscal 2026 as compared to $4.8 million, or $0.13 per diluted share, in the first quarter of fiscal 2025.

Non-GAAP adjusted EBITDA for the first quarter of fiscal 2026 was $56.6 million and non-GAAP earnings per diluted share were $0.32, as compared to $37.2 million and $0.89, respectively, for the first quarter of fiscal 2025.

BACKLOG

As of August 2, 2025, funded backlog (defined as remaining performance obligations under firm orders for which funding is currently appropriated to us under a customer contract) was $1.1 billion, as compared to $726.6 million as of April 30, 2025. Bookings (defined as firm orders entered into) during the quarter ending August 2, 2025 were $399.0 million. We have visibility of 80% of fiscal year 2026 revenue.

FISCAL 2026 — OUTLOOK FOR THE FULL YEAR

For fiscal year 2026, the Company continues to expect revenue of between $1.9 billion and $2.0 billion, net loss of between $(77) million and $(72) million, non-GAAP adjusted EBITDA of between $300 million and $320 million, loss per diluted share of between $(1.63) and $(1.53) and non-GAAP earnings per diluted share, which excludes amortization of intangible assets, other non-cash purchase accounting expenses and equity securities investments gains or losses, of between $3.60 and $3.70.

The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, subject to certain risks and uncertainties, including certain assumptions with respect to our ability to efficiently and on a timely basis integrate acquisitions, obtain and retain government contracts, changes in the timing and/or amount of government spending, react to changes in the demand for our products and services, activities of competitors, changes in the regulatory environment, and general economic and business conditions in the United States and elsewhere in the world. Investors are reminded that actual results may differ materially from these estimates and investors should review all risks related to achievement of the guidance reflected under “forward-looking statements” below and in the Company’s filings with the Securities and Exchange Commission.

CONFERENCE CALL AND PRESENTATION

In conjunction with this release, AeroVironment, Inc. will host a conference call today, Tuesday, September 9, 2025, at 4:30 pm Eastern Time that will be webcast live. Wahid Nawabi, chairman, president and chief executive officer, Kevin P. McDonnell, executive vice president and chief financial officer and Denise Pacioni, investor relations director, will host the call.

Investors may access the call by registering via the following participant registration link up to ten minutes prior to the start time.

Participant registration URL: https://register-conf.media-server.com/register/BIf4109420eefa4372bb704709cbb246df

Investors may also listen to the live audio webcast via the Investor Relations page of the AeroVironment, Inc. website, http://investor.avinc.com. Please allow 15 minutes prior to the call to download and install any necessary audio software.

A supplementary investor presentation for the first quarter fiscal year 2026 can be accessed at https://investor.avinc.com/events-and-presentations.

Audio Replay

An audio replay of the event will be archived on the Investor Relations section of the Company's website at http://investor.avinc.com.

ABOUT AEROVIRONMENT, INC.

AeroVironment (“AV”) (NASDAQ: AVAV) is a defense technology leader delivering integrated capabilities across air, land, sea, space, and cyber. The company develops and deploys autonomous systems, precision strike systems, counter-UAS technologies, space-based platforms, directed energy systems, and cyber and electronic warfare capabilities—built to meet the mission needs of today’s warfighter and tomorrow’s conflicts. With a national manufacturing footprint and a deep innovation pipeline, AV delivers proven systems and future-defining capabilities with speed, scale, and operational relevance. For more information visit: www.avinc.com.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements.

Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the impact of our ability to successfully close and integrate acquisitions into our operations and avoid disruptions from acquisition transactions that will harm our business; the recording of goodwill and other intangible assets as part of acquisitions that are subject to potential impairments in the future and any realization of such impairments; any actual or threatened disruptions to our relationships with our distributors, suppliers, customers and employees, including shortages in components for our products, including due to restrictions and sanctions imposed by foreign governments; the ability to timely and sufficiently integrate international operations into our ongoing business and compliance programs; reliance on sales to the U.S. government, including uncertainties in classification, pricing or potentially burdensome imposed terms for certain types of government contracts; availability of U.S. government funding for defense procurement and R&D programs; our ability to win U.S. and international government R&D and procurement programs, including foreign military financing aid; changes in the timing and/or amount of government spending, including due to continuing resolutions and/or changing government priorities; adverse impacts of a U.S. government shutdown; our ability to realize the anticipated benefits of the BlueHalo transaction; our ability to execute contracts for anticipated sales, perform under such contracts and other existing contracts and obtain new contracts; risks related to our international business, including compliance with export control laws; the extensive and increasing regulatory requirements governing our contracts with the U.S. government and international customers; the consequences to our financial position, business and reputation that could result from failing to comply with such regulatory requirements; unexpected technical and marketing difficulties inherent in major research and product development efforts; the impact of potential security and cyber threats or the risk of unauthorized access to and resulting misuse of our, our customers’ and/or our suppliers’ information and systems; failure to remain a market innovator, to create new market opportunities or to expand into new markets; our ability to increase production capacity to support anticipated growth; unexpected changes in significant operating expenses, including components and raw materials; failure to develop new products or integrate new technology into current products; any increase in litigation activity or unfavorable results in legal proceedings, including pending class actions, or litigation that may arise from our recent acquisition of BlueHalo; our ability to respond and adapt to legal, regulatory and government budgetary changes; our ability to comply with the covenants in our loan documents, outstanding convertible notes or merger agreement with BlueHalo; our ability to attract and retain skilled employees, including retention of BlueHalo employees; the impact of inflation; and general economic and business conditions in the United States and elsewhere in the world; and the failure to establish and maintain effective internal control over financial reporting. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

NON-GAAP MEASURES

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains non-GAAP financial measures. See in the financial tables below the calculation of these measures, the reasons why we believe these measures provide useful information to investors, and a reconciliation of these measures to the most directly comparable GAAP measures.

– Financial Tables Follow –

AeroVironment, Inc.

Consolidated Statements of Operations

(In thousands except share and per share data)

	Three Months Ended
	August 2,	July 27,
	2025	2024

	(Unaudited)
Revenue:
Product sales	$313,533	$159,504
Contract services	141,143	29,979
	454,676	189,483
Cost of sales:
Product sales	230,687	85,519
Contract services	128,871	22,497
	359,558	108,016
Gross margin:
Product sales	82,846	73,985
Contract services	12,272	7,482
	95,118	81,467
Selling, general and administrative	131,276	33,795
Research and development	33,114	24,613
(Loss) income from operations	(69,272)	23,059
Other (loss) income:
Interest expense, net	(17,415)	(239)
Other income (expense), net	2,361	(234)
(Loss) income before income taxes	(84,326)	22,586
Provision for income taxes	(15,169)	1,485
Equity method investment income, net of tax	1,787	65
Net (loss) income	$(67,370)	$21,166
Net (loss) income per share
Basic	$(1.44)	$0.76
Diluted	$(1.44)	$0.75
Weighted-average shares outstanding:
Basic	46,882,350	27,959,692
Diluted	46,882,350	28,281,827

AeroVironment, Inc.

Consolidated Balance Sheets

(In thousands except share data)

	August 2,	April 30,
	2025	2025
Assets
Current assets:
Cash and cash equivalents	$685,803	$40,862
Accounts receivable, net of allowance for credit losses of $773 at August 2, 2025 and $203 at April 30, 2025	198,293	101,967
Unbilled receivables and retentions	463,870	290,009
Inventories, net	232,888	144,090
Income taxes receivable	20,778	622
Prepaid expenses and other current assets	37,707	28,966
Total current assets	1,639,339	606,516
Long-term investments	36,267	31,627
Property and equipment, net	148,807	50,704
Operating lease right-of-use assets	98,514	31,879
Deferred income taxes	—	61,460
Intangibles, net	1,118,848	48,711
Goodwill	2,539,560	256,781
Other assets	42,702	32,889
Total assets	$5,624,037	$1,120,567
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$91,133	$72,462
Wages and related accruals	73,752	44,253
Customer advances	61,269	15,952
Current operating lease liabilities	16,759	10,479
Income taxes payable	—	356
Other current liabilities	32,017	28,659
Total current liabilities	274,930	172,161
Long-term debt	725,703	30,000
Non-current operating lease liabilities	87,246	23,812
Other non-current liabilities	2,016	2,026
Liability for uncertain tax positions	6,061	6,061
Deferred income taxes	101,002	—
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value:
Authorized shares—10,000,000; none issued or outstanding at August 2, 2025 and April 30,2025	—	—
Common stock, $0.0001 par value:
Authorized shares—100,000,000
Issued and outstanding shares—49,932,300 shares at August 2, 2025 and 28,267,517 shares at April 30, 2025	6	4
Additional paid-in capital	4,226,012	618,711
Accumulated other comprehensive loss	(5,875)	(6,514)
Retained earnings	206,936	274,306
Total stockholders’ equity	4,427,079	886,507
Total liabilities and stockholders’ equity	$5,624,037	$1,120,567

AeroVironment, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Three Months Ended
	August 2,	July 27,
	2025	2024
Operating activities
Net (loss) income	$(67,370)	$21,166
Adjustments to reconcile net (loss) income to cash (used in) provided by operating activities:
Depreciation and amortization	90,254	8,852
(Gain) from equity method investments	(1,787)	(65)
Amortization of debt issuance costs	7,829	266
Provision for credit losses	173	(101)
Reserve for inventory excess and obsolescence	1,178	2,667
Other non-cash expense, net	616	616
Non-cash lease expense	6,850	2,430
Loss on foreign currency transactions	161	142
Unrealized (gain) loss on available-for-sale equity securities, net	(2,702)	321
Deferred income taxes	—	(1)
Stock-based compensation	11,429	4,536
Loss on disposal of property and equipment	48	143
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(15,693)	34,993
Unbilled receivables and retentions	(74,510)	(20,274)
Inventories	(12,704)	3,867
Income taxes receivable	(16,390)	(336)
Prepaid expenses and other assets	(1,749)	(814)
Accounts payable	(29,625)	(4,976)
Other liabilities	(19,734)	(25,081)
Net cash (used in) provided by operating activities	(123,726)	28,351
Investing activities
Acquisition of property and equipment	(22,728)	(5,430)
Contributions in equity method investments	—	(1,183)
Acquisition of capitalized software to be sold	(9,340)	—
Business acquisitions, net of cash acquired	(844,580)	—
Net cash used in investing activities	(876,648)	(6,613)
Financing activities
Principal payments of term loan	(700,000)	(10,500)
Proceeds from term loan	693,202	—
Principal payments of revolver	(265,000)	—
Proceeds from revolver, net of creditor costs	233,939	—
Proceeds from shares issued, net of underwriter costs	968,515	—
Proceeds from convertible debt, net of underwriter costs	726,944	—
Payment of debt issuance costs	(2,445)	—
Payment of equity issuance costs	(1,388)	—
Tax withholding payment related to net settlement of equity awards	(10,786)	(3,953)
Employee stock purchase plan contributions	2,467	—
Exercise of stock options	—	506
Other	(5)	(7)
Net cash provided by (used in) financing activities	1,645,443	(13,954)
Effects of currency translation on cash and cash equivalents	(128)	77
Net increase in cash and cash equivalents	644,941	7,861
Cash and cash equivalents at beginning of period	40,862	73,301
Cash and cash equivalents at end of period	$685,803	$81,162
Supplemental disclosures of cash flow information
Cash paid, net during the period for:
Income taxes	$(223)	$(101)
Interest	$11,854	$370
Non-cash activities
Issuance of common stock for business acquisition	$2,640,365	$—
Change in foreign currency translation adjustments	$639	$538
Acquisitions of property and equipment included in accounts payable	$1,951	$1,208

AeroVironment, Inc.

Reportable Segment Results (Unaudited)

(In thousands)

	Three Months Ended August 2, 2025
	AxS	SCDE	Total
Revenue	$285,324	$169,352	$454,676

Segment adjusted EBITDA	$52,760	$3,796	$56,556

	Three Months Ended July 27, 2024
	AxS	SCDE	Total
Revenue	$189,483	$—	$189,483

Segment adjusted EBITDA	$37,178	$—	$37,178

AeroVironment, Inc.

Reconciliation of non-GAAP Earnings per Diluted Share (Unaudited)

	Three Months Ended	Three Months Ended
	August 2, 2025	July 27, 2024

(Loss) earnings per diluted share	$(1.44)	$0.75
Amortization of acquired intangible assets and other purchase accounting adjustments	1.34	0.13
Acquisition-related expenses	0.52	—
Equity method and equity securities investments activity, net	(0.10)	0.01
Earnings per diluted share as adjusted (non-GAAP)	$0.32	$0.89

Reconciliation of non-GAAP adjusted EBITDA (Unaudited)

	Three Months Ended	Three Months Ended
(in millions)	August 2, 2025	July 27, 2024
Net (loss) income	$(67.4)	$21.2
Interest expense, net	17.4	0.2
Provision for income taxes	(15.2)	1.5
Depreciation and amortization	90.3	8.9
EBITDA (non-GAAP)	25.1	31.8
Amortization of cloud computing arrangement implementation	0.9	0.6
Stock-based compensation	11.4	4.5
Acquisition-related expenses	23.7	—
Equity method and equity securities investments activity, net	(4.5)	0.3
Adjusted EBITDA (non-GAAP)	$56.6	$37.2

Reconciliation of Forecast Earnings per Diluted Share (Unaudited)

Fiscal year ending
April 30, 2026
Forecast loss per diluted share	$(1.63) - (1.53)
Amortization of acquired intangible assets and other purchase accounting adjustments	4.60
Acquisition-related expenses	0.73
Equity method and equity securities investments activity, net	(0.10)
Forecast earnings per diluted share as adjusted (non-GAAP)	$3.60 - 3.70

Reconciliation of 2026 Forecast and Fiscal Year 2025 Actual Non-GAAP adjusted EBITDA (Unaudited)

	Fiscal year ending	Fiscal year ended
(in millions)	April 30, 2026	April 30, 2025
Net (loss) income	$(77) - (72)	$44
Interest expense, net	1 - 0	2
(Benefit from) provision for income taxes	(30) - (14)	1
Depreciation and amortization	327	41
EBITDA (non-GAAP)	221 - 241	88
Amortization of cloud computing arrangement implementation	7	2
Stock-based compensation	38	22
Acquisition-related expenses	36	19
Equity method and equity securities investments activity, net	(2)	(5)
Goodwill impairment	—	18
Legal accrual	—	2
Adjusted EBITDA (non-GAAP)	$300 - 320	$146

Statement Regarding Non-GAAP Measures

The non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies. Management believes that these measures provide useful information to investors by offering additional ways of viewing our results that, when reconciled to the corresponding GAAP measures, help our investors to understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers. In addition, management uses these non-GAAP measures to evaluate our operating and financial performance.

Non-GAAP Earnings per Diluted Share

We exclude acquisition-related expenses, amortization of acquisition-related intangible assets, equity method investment gains and losses, equity securities investments gains or losses, goodwill impairment and one-time non-operating items because we believe this facilitates more consistent comparisons of operating results over time between our newly acquired and existing businesses, and with our peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible asset amortization will recur in future periods until such intangible assets have been fully amortized.

Adjusted EBITDA (Non-GAAP)

Adjusted EBITDA is defined as net income before interest income, interest expense, income tax expense (benefit) and depreciation and amortization, adjusted for the impact of certain other non-cash items, including amortization of implementation of cloud computing arrangements, stock-based compensation, acquisition related expenses, equity method investment gains or losses, equity securities investments gains or losses, goodwill impairment and one-time non-operating gains or losses. We present Adjusted EBITDA, which is not a recognized financial measure under U.S. GAAP, because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We believe this facilitates more consistent comparisons of operating results over time between our newly acquired and existing businesses, and with our peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation, intangible asset amortization will recur in future periods until such intangible assets have been fully amortized and that interest and income tax expenses will recur in future periods. In addition, Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

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CONTACT

Denise Pacioni

+1 805-795-4108

ir@avinc.com

https://investor.avinc.com/contact-and-faq/contact-us